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                                                                     EXHIBIT 5.2
                                [Letterhead of]

                            CRAVATH, SWAINE & MOORE
                               [New York Office]


                                 (212) 474-1000
                                                                     May 7, 1999


                        Crown Castle International Corp.
                        --------------------------------
                       Registration Statement on Form S-1
                       ----------------------------------
                          (Registration No. 333-74553)
                          ----------------------------


Ladies and Gentlemen:

          We have acted as counsel to Crown Castle International Corp., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (Registration No. 333-74553) and the amendments thereto (the "Registration Statement") initially filed with the Securities and Exchange Commission (the "Commission") on March 16, 1999 for the registration under the Securities Act of 1933, as amended (the "Act"), of up to $150,000,000 aggregate principal amount of the Company's Senior Notes due 2011 (the "Senior Notes") and $300,000,000 initial accreted value of the Company's Senior Discount Notes due 2011 (the "Senior Discount Notes"), to be sold in a proposed public offering (the "Offering") (such Discount Notes and Senior Notes, collectively, being referred to herein as the "Notes"), all as set forth in the Registration Statement. The Senior Notes and the Senior Discount Notes will be issued under Indentures in the form of Exhibits 4.8 and 4.9, respectively, to the Registration Statement (together, the "Indenture") to be executed by the Company and United States Trust Company of New York, as Trustee (the "Trustee").
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                                                                               2

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Restated Certificate of Incorporation of the Company (the "Restated Certificate"), (b) the Amended and Restated Bylaws of the Company, (c) resolutions adopted by the Board of Directors of the Company on March 15, 1999 in connection with the authorization and issuance of the Common Stock being sold by the Company and the sale of the Shares by the Company and the selling stockholders and (d) the Indenture.

          Based upon the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws, (ii) receipt from the Securities and Exchange Commission of an order declaring the Registration Statement effective and (iii) the filing with the Secretary of State of the
State of Delaware of the Restated Certificate, it is our opinion that when (A) the Trustee is qualified to act as Trustee under the Indenture, (B) the Trustee has duly executed and delivered the Indenture, (C) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Notes, the terms of the Offering thereof and related matters, and (F) such Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Notes will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law).
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                                                                               3

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any Rule 462(b) Registration Statement. In giving these
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consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission.

Very truly yours,

                              /s/ Cravath, Swaine & Moore

                              Cravath, Swaine & Moore


Crown Castle International Corp.
   510 Bering Drive
      Suite 500
          Houston, TX 77057